                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nanny Laverde as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission an Amendment No. 1 to the Registration Statement of Centennial Communications Corp., a Delaware corporation (the "Company"), on Form S-4 with respect to the exchange of certain 14% Senior Discount Notes due 2005 of the Company for new 14% Senior Discount Notes due 2005 of the Company, and any and all additional amendments and post-effective amendments to said Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                                TITLE                                    DATE
----------                                -----                                    ----
     /s/ Karl Maier                       President and Chief Operating Officer    June 9, 1999
----------------------------------------  (Principal Executive Officer)
     Karl Maier
     /s/ Nanny Laverde                    Controller (Principal Financial and      June 9, 1999
----------------------------------------  Accounting Officer)
     Nanny Laverde
     /s/ Steven C. Halstedt               Chairman of the Board                    June 9, 1999
----------------------------------------
     Steven C. Halstedt
     /s/ Stephen W. Schovee               Director                                 June 9, 1999
----------------------------------------
     Stephen W. Schovee
     /s/ Robert F. McKenzie               Director                                 June 9, 1999
----------------------------------------
     Robert F. McKenzie
     /s/ Bernard G. Dvorak                Director                                 June 9, 1999
----------------------------------------
     Bernard G. Dvorak
     /s/ William W. Sprague               Director                                 June 9, 1999
----------------------------------------
     William W. Sprague
                                          Director                                 June 9, 1999
----------------------------------------
     William D. Stanfill
     /s/ Mark A. Leavitt                  Director                                 June 9, 1999
----------------------------------------
     Mark A. Leavitt